Exhibit 10.1

ADDENDUM FIVE

TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT

This ADDENDUM FIVE TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT (this “Addendum Five”) is dated effective as of April 25, 2017 and is entered into between The Community Hospital Group, Inc., dba JFK Medical Center, a New Jersey corporation (“JFK”), and GK Financing, LLC, a California limited liability company (“GKF”).

RECITALS

WHEREAS, on December 11, 1996, GKF and JFK executed a Lease Agreement for a Gamma Knife Unit (the “Original Lease”), which lease agreement was amended by certain Addendum One dated effective as of July 1, 2002, Addendum Two dated effective January 9, 2008, Addendum Three dated effective as of April 25, 2015 and Addendum Four dated effective as of April 25, 2017 (such Lease Agreement, as amended by such Addendum One, Addendum Two, Addendum Three and Addendum Four is referred to herein as the “Lease”); and

WHEREAS, the parties desire to further amend the terms and provisions of the Lease as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.          Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Agreement.

2.          Extension of Term.

a.         It is acknowledged that the First Procedure Date under the Lease was April 25, 2000, and therefore, pursuant to Section 4 of the Lease and Section 2 of Addendum Four, the Lease is currently set to expire on at 11:59 p.m. on April 24, 2017.

b.         The parties hereby agree to extend the Lease to 11:59 p.m. on May 4, 2018.

3.          Captions. The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Addendum Five.

4.          Full Force and Effect. Except as amended by this Addendum Five, all of the terms and provisions of the Lease shall remain in full force and effect. Notwithstanding the foregoing, to the extent of any conflict or inconsistency between the terms and provisions of this Addendum Five and that of the Lease, the terms and provisions of this Addendum Five shall prevail and control.

IN WITNESS WHEREOF, the parties have executed this Addendum Five effective as of the date first written above.

GKF:		JFK:

GK FINANCING, LLC		THE COMMUNITY HOSPITAL GROUP, INC., dba JFK Medical Center

By:	/s/ Ernest A. Bates	By:	/s/ Amie Thornton
Name:	Ernest A. Bates, MD	Name:	Amie Thornton
Title:	Policy Committee Member	Title:	Sr. VP Operations

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